Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT SECOND

QUARTER 2007 RESULTS

August 8, 2007 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the second quarter ended June 30, 2007. The financial results for Holdings include the accounts of its indirect wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4 % senior discount notes and $5.9 million of unsecured notes payable to former employees. Other than these debt obligations, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods generally represent those of Norcraft.

FINANCIAL RESULTS

Second Quarter of Fiscal 2007 Compared with Second Quarter of Fiscal 2006

Net sales decreased $19.4 million, or 15.9%, from $121.9 million for the second quarter of 2006 compared to $102.5 million for the same quarter of 2007. Income from operations decreased by $2.3 million, or 12.3%, from $18.7 million for the second quarter of 2006 compared to $16.4 million for the same quarter of 2007. Net income for Holdings decreased $2.6 million, from $12.7 million for the second quarter of 2006 to $10.1 million in the same quarter of 2007. Net income for Norcraft decreased $2.2 million, from $15.0 million for the second quarter of 2006 to $12.8 million for the same quarter of 2007.

EBITDA (as defined in the attached table) was $22.4 million for the second quarter of 2006 compared to $20.3 million for the same quarter of 2007.

“Our sales continue to be impacted by the slow-down in the housing industry and we have concerns about the on-going effect on future sales. Beyond the decline in sales however, we are pleased with our margin improvement which has resulted from improved production efficiencies and product mix.” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Friday, August 10, 2007 at 10:00 a.m. Eastern Time. To participate, dial 800-500-0311 and use the pass code 8416281. A telephonic replay will be available by calling 888-203-1112 and using pass code 8416281.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through five brands: Mid Continent Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	June 30, 2007	December 31, 2006	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash	$13,427	$3,928	$13,427	$4,038
Trade accounts receivable, net	35,550	35,718	35,550	35,718
Inventories	25,232	21,997	25,232	21,997
Prepaid expenses	1,700	1,885	1,700	1,885

Total current assets	75,909	63,528	75,909	63,638

Property, plant and equipment, net	39,099	38,115	39,099	38,115

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	50,498	52,731	50,498	52,731
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	6,908	7,656	4,456	4,994
Display cabinets, net	9,762	9,006	9,762	9,006
Other	267	307	267	307

Total other assets	264,894	267,159	262,442	264,497

Total assets	$379,902	$368,802	$377,450	$366,250

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,959	$1,959	$—	$—
Accounts payable	14,357	8,301	14,357	8,301
Accrued expenses	21,288	23,828	21,288	23,828
Members’ distribution payable	50	—	50	—

Total current liabilities	37,654	34,088	35,695	32,129

Long-term debt	259,541	254,631	150,000	150,000
Other liabilities	438	—	438	—

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	45,341	48,835	—	—

Members’ equity	36,928	31,248	191,317	184,121

Total liabilities and members’ equity	$379,902	$368,802	$377,450	$366,250

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net sales	$102,547	$121,876	$196,454	$230,542

Cost of sales	67,238	82,459	130,894	159,009

Gross profit	35,309	39,417	65,560	71,533

Selling, general and administrative expenses	18,898	20,707	36,566	38,523

Income from operations	16,411	18,710	28,994	33,010
Other expense (income):
Interest expense, net	5,909	5,640	11,829	11,229
Amortization of deferred financing costs	375	374	748	758
Other, net	34	22	66	74

Total other expense (income)	6,318	6,036	12,643	12,061

Net income	$10,093	$12,674	$16,351	$20,949

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Companies, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net sales	$102,547	$121,876	$196,454	$230,542

Cost of sales	67,238	82,459	130,894	159,009

Gross profit	35,309	39,417	65,560	71,533

Selling, general and administrative expenses	18,898	20,707	36,566	38,523

Income from operations	16,411	18,710	28,994	33,010

Other expense (income):
Interest expense, net	3,291	3,373	6,673	6,765
Amortization of deferred financing costs	269	278	538	568
Other, net	34	22	66	74

Total other expense (income)	3,594	3,673	7,277	7,407

Net income	$12,817	$15,037	$21,717	$25,603

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Six Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$16,351	$20,949	$21,717	$25,603
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	2,555	2,251	2,555	2,251
Amortization:
Customer relationships	2,233	2,232	2,233	2,232
Deferred financing costs	748	758	538	568
Display cabinets	2,978	2,696	2,978	2,696
Provision for uncollectible accounts receivable	325	562	325	562
Provision for obsolete and excess inventory	166	178	166	178
Provision for warranty claims	1,646	2,521	1,646	2,521
Accreted interest on senior notes	4,910	4,464	—	—
Stock compensation expense	384	421	384	421
Loss (gain) on disposal of assets	72	49	72	49
Change in operating assets and liabilities:
Trade accounts receivable	(144)	(7,454)	(144)	(7,454)
Inventories	(3,405)	(1,325)	(3,405)	(1,325)
Prepaid expenses	191	355	191	355
Other assets	40	17	40	17
Accounts payable and accrued liabilities	2,295	3,497	2,295	3,497

Net cash provided by operating activities	31,345	32,171	31,591	32,171

Cash flows from investing activities:
Proceeds from sale of property and equipment	23	54	23	54
Purchase of property, plant and equipment	(4,151)	(3,357)	(4,151)	(3,357)
Additions to display cabinets	(3,734)	(3,450)	(3,734)	(3,450)

Net cash used in investing activities	(7,862)	(6,753)	(7,862)	(6,753)

Cash flows from financing activities:
Payment of financing costs	—	(732)	—	(732)
Bank overdrafts payable	—	(1,666)	—	(1,666)
Proceeds from issuance of member interests	49	1,715	49	1,715
Repurchase of members’ interests	(716)	(315)	(716)	(315)
Distributions to members	(13,380)	(7,518)	(13,736)	(7,518)

Net cash used in financing activities	(14,047)	(8,516)	(14,403)	(8,516)

Effect of exchange rates on cash	63	(66)	63	(66)

Net increase in cash	9,499	16,836	9,389	16,836

Cash, beginning of the period	3,928	933	4,038	933

Cash, end of period	$13,427	$17,769	$13,427	$17,769

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$7,300	$6,765	$7,054	$6,765

Supplemental disclosure of non-cash transactions:
Tax distributions declared but not paid	$50	$470	$50	$470

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30, 2007
	2007	2006	2007	2006
Net income	$10,093	$12,674	$16,351	$20,949	$34,895
Interest expense, net	5,909	5,640	11,829	11,229	23,254
Depreciation	1,312	1,131	2,555	2,251	4,964
Amortization of deferred financing costs	375	374	748	758	1,488
Amortization of customer relationships	1,117	1,116	2,233	2,232	4,467
Display cabinet amortization	1,506	1,449	2,978	2,696	5,857
State Taxes	30	24	60	56	134

EBITDA	$20,342	$22,408	$36,754	$40,171	$75,059

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30, 2007
	2007	2006	2007	2006
Net income	$12,817	$15,037	$21,717	$25,603	$45,281
Interest expense, net	3,291	3,373	6,673	6,765	13,278
Depreciation	1,312	1,131	2,555	2,251	4,964
Amortization of deferred financing costs	269	278	538	568	1,078
Amortization of customer relationships	1,117	1,116	2,233	2,232	4,467
Display cabinet amortization	1,506	1,449	2,978	2,696	5,857
State Taxes	30	24	60	56	134

EBITDA	$20,342	$22,408	$36,754	$40,171	$75,059